EXHIBIT 12
FIRSTENERGY CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30
	2010	2009
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$580	$754
Interest and other charges, before reduction for amounts capitalized and deferred	629	759
Provision for income taxes	364	430
Interest element of rentals charged to income (a)	114	122

Earnings as defined	$1,687	$2,065

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$629	$759
Interest element of rentals charged to income (a)	114	122

Fixed charges as defined	$743	$881

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.27	2.34

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12
FIRSTENERGY SOLUTIONS CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$177,125	$667,766
Interest and other charges, before reduction for amounts capitalized and deferred	157,922	99,488
Provision for income taxes	107,833	372,175
Interest element of rentals charged to income (a)	68,562	71,641

Earnings as defined	$511,442	$1,211,070

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$157,922	$99,488
Interest element of rentals charged to income (a)	68,562	71,641

Fixed charges as defined	$226,484	$171,129

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.26	7.08

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12
OHIO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$119,737	$80,011
Interest and other charges, before reduction for amounts capitalized and deferred	66,440	67,717
Provision for income taxes	60,797	36,742
Interest element of rentals charged to income (a)	47,972	52,756

Earnings as defined	$294,946	$237,226

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$66,440	$67,717
Interest element of rentals charged to income (a)	47,972	52,756

Fixed charges as defined	$114,412	$120,473

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.58	1.97

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$60,866	$(32,290)
Interest and other charges, before reduction for amounts capitalized and deferred	100,267	100,819
Provision for income taxes	33,107	(25,290)
Interest element of rentals charged to income (a)	1,338	1,912

Earnings as defined	$195,578	$45,151

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$100,267	$100,819
Interest element of rentals charged to income (a)	1,338	1,912

Fixed charges as defined	$101,605	$102,731

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.92	(b )

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b)	The earnings as defined in 2009 would need to increase $57,580,000 for the fixed charge ratio to be 1.0.

EXHIBIT 12
THE TOLEDO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$27,821	$14,497
Interest and other charges, before reduction for amounts capitalized and deferred	31,421	25,649
Provision for income taxes	13,241	3,123
Interest element of rentals charged to income (a)	23,924	26,159

Earnings as defined	$96,407	$69,428

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$31,421	$25,649
Interest element of rentals charged to income (a)	23,924	26,159

Fixed charges as defined	$55,345	$51,808

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.74	1.34

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12
JERSEY CENTRAL POWER & LIGHT COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$161,971	$127,782
Interest and other charges, before reduction for amounts capitalized and deferred	90,508	90,659
Provision for income taxes	121,491	95,834
Interest element of rentals charged to income (a)	4,822	5,467

Earnings as defined	$378,792	$319,742

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$90,508	$90,659
Interest element of rentals charged to income (a)	4,822	5,467

Fixed charges as defined	$95,330	$96,126

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.97	3.33

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12
METROPOLITAN EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$43,664	$37,370
Interest and other charges, before reduction for amounts capitalized and deferred	39,812	42,502
Provision for income taxes	30,968	21,027
Interest element of rentals charged to income (a)	1,642	1,647

Earnings as defined	$116,086	$102,546

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$39,812	$42,502
Interest element of rentals charged to income (a)	1,642	1,647

Fixed charges as defined	$41,454	$44,149

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.80	2.32

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12
PENNSYLVANIA ELECTRIC COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30
	2010	2009
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$50,089	$49,307
Interest and other charges, before reduction for amounts capitalized and deferred	52,501	36,690
Provision for income taxes	28,280	29,393
Interest element of rentals charged to income (a)	2,538	2,324

Earnings as defined	$133,408	$117,714

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$52,501	$36,690
Interest element of rentals charged to income (a)	2,538	2,324

Fixed charges as defined	$55,039	$39,014

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.42	3.02

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.